Exhibit 99.2

                   Minutes of The Board of Directors Meeting
                          Webquest International, Inc.
                Approval of Change of Outside Independent Auditor

                  Board of Directors Meeting - February 4, 2002



On Monday, February 4, 2002, the Board of Directors of WebQuest International, Inc. (WEBQ) held a meeting to discuss a change of the company's auditor.

In attendance by telephone were Robert Nikoley, Secretary and Director, and William Anthony, President and Director.

The Board discussed the need for new independent auditors given the changes in strategic direction the Company has undertaken. It was mentioned that the current auditors, Pritchett, Siler & Hardy of Slat Lake City, UT had done an excellent job for the company and that there have been no differences of opinion with them. The Board has determined, however, that with the changes in WEBQ the abilities of the Pritchett firm were no long needed and that the firm of Weinberg & Company should be appointed the independent auditors to complete the 2001 year end and provide the audited financials for the 10-K SB filings.

After consideration and review, the Board voted unanimously to terminate the Pritchett firm and arrange to pay them their fees and retain the Weinberg firm to complete the year-end audit.

There being no other matters to be discussed at the February 4, 2002, the meeting was adjourned.

Respectfully Submitted:
Robert Nikoley, Corporate Secretary



The undersigned being all of the directors of the above-named corporation, hereinafter referred to as the ("Company"), hereby unanimously agree and consent to the waiver of notice of meeting. This Unanimous Consent is being executed in accordance with the provisions of the General Corporation Law of the State of Nevada that requires written consent to a meeting of Directors in absence of advanced notice.


By: /s/ William Anthony
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        William Anthony                      Date

By: /s/ Robert Nikoley
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        Robert Nikoley                       Date